As filed with the Securities and Exchange Commission on December 15, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CABOT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of

incorporation or organization)

04-2271897

(I.R.S. Employer

Identification No.)

Two Seaport Lane, Suite 1400, Boston, Massachusetts 02210 (617) 345-0100

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Karen Kalita, Esq.

Senior Vice President and General Counsel

Cabot Corporation

Two Seaport Lane, Suite 1400

Boston, Massachusetts 02210

(617) 345-0100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Paul M. Kinsella

William J. Michener

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, Massachusetts 02199

Telephone: (617) 951-7000

Approximate Date of Commencement of Proposed Sale of the Securities to the Public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Prospectus

Cabot Corporation

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

UNITS

Cabot Corporation (“Cabot” and, together with its consolidated subsidiaries, the “Company”) may offer from time to time any combination the following securities: (i) shares of the Company’s common stock, $1.00 par value per share ( “Common Stock”), (ii) shares of the Company’s preferred stock, $1.00 par value per share (the “Preferred Stock”), (iii) senior and/or subordinated debt securities ( “Debt Securities”), (iii) warrants to purchase shares of Common Stock, shares of Preferred Stock and Debt Securities (the “Warrants”), and (iv) units consisting of any combination of Common Stock, Preferred Stock, Debt Securities or Warrants (the “Units” and, together with the Common Stock, the Preferred Stock, the Debt Securities and the Warrants, the “Securities”) in amounts, at prices and on other terms to be determined at the time of offering. The Securities may be offered in amounts, at prices and on terms to be set forth in one or more supplements to this Prospectus (each, a “Prospectus Supplement”). You should read carefully both this Prospectus, any Prospectus Supplement and any free writing prospectus relating to the specific issue of Securities, along with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” before making an investment decision.

The Securities may be offered directly, through agents designated from time to time by Cabot or to or through underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any of the Securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying Prospectus Supplement and any related free writing prospectus. Except as otherwise permitted by law, no Securities may be sold pursuant to this Prospectus without delivery of a Prospectus Supplement describing the method and terms of the offering of such Securities. See “Plan of Distribution.”

The applicable Prospectus Supplement will also contain information, where appropriate, about certain United States federal income tax considerations relating to, and any listing on a securities exchange of, the Securities covered by such Prospectus Supplement. Cabot’s common stock trades on The New York Stock Exchange under the symbol “CBT.”

Investing in the Securities involves certain risks. Please carefully read the information under the heading “Risk Factors” beginning on page 2 of this Prospectus before you invest in any Securities. Cabot may include additional risk factors in any Prospectus Supplement, any related free writing prospectus and/or any other future filings it makes with the Securities and Exchange Commission (the “Commission”) that are incorporated by reference into this Prospectus.

The address of the Company’s principal executive offices is Two Seaport Lane, Suite 1400, Boston, Massachusetts 02210 and the telephone number at the Company’s principal executive offices is (617) 345-0100.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is December 15, 2023

ABOUT THIS PROSPECTUS

This Prospectus is part of an automatically effective registration statement on Form S-3 (“Registration Statement”) that Cabot filed with the Securities and Exchange Commission (the “Commission”) utilizing a “shelf” registration process. Under this shelf process, Cabot may sell the Securities described in this Prospectus in one or more offerings. This Prospectus provides you with a general description of the Securities Cabot may offer. Each time Cabot offers Securities using this Prospectus, it will provide a Prospectus Supplement that will contain the specific terms of those Securities and that offering for which this Prospectus is being delivered. The Prospectus Supplement may also add, update or change information contained or incorporated by reference in this Prospectus. You should read both this Prospectus and any applicable Prospectus Supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” before you make your investment decision.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this Prospectus, in any accompanying Prospectus Supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The distribution of this Prospectus and the sale of Securities in certain jurisdictions may be restricted by law. Persons in possession of this Prospectus are required to inform themselves about and observe any such restrictions. We are not making an offer of these Securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in or incorporated by reference in this Prospectus, in any accompanying Prospectus Supplement or in any free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

This Prospectus contains summaries of certain provisions contained in some of the documents described herein. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated herein by reference as exhibits to the Registration Statement of which this Prospectus forms a part or filings incorporated by reference, and you may obtain copies of those documents as described below under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Pursuant to this Registration Statement, Cabot may offer, issue and sell the Securities as set forth on the cover page of this Prospectus. Because Cabot is a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), it may offer additional Securities by filing a Prospectus Supplement at the time of the offer. In addition, Cabot is able to register Debt Securities issued or to be issued by any of its subsidiaries if it guarantees such Debt Securities.

Unless stated otherwise or the context otherwise requires, the terms “we,” “us” and “our” refer to Cabot Corporation, a corporation organized under the laws of Delaware, and its consolidated subsidiaries.

RISK FACTORS

Investing in any of the Securities involves certain risks. For a discussion of the factors you should carefully consider before deciding to purchase any of the Securities, see “Part I, Item 1A—Risk Factors” of Cabot’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023, which is incorporated by reference in this Prospectus, and subsequent filings containing updated disclosures of such factors, together with all of the other information included in this Prospectus and in the “Risk Factors” section of any applicable Prospectus Supplement and the other information that Cabot has incorporated by reference. Before making an investment decision, you should carefully consider those risks as well as other information Cabot includes or incorporates by reference in this Prospectus, in any accompanying Prospectus Supplement and in any free writing prospectus. The risks and uncertainties Cabot has described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also impair our business operations. If any of these risks actually occur, our business and financial results could be harmed. In that case, the trading price of Cabot’s Common Stock or other Securities could decline. To the extent a particular offering implicates additional known material risks, Cabot will include a discussion of those risks in the applicable Prospectus Supplement.

WHERE YOU CAN FIND MORE INFORMATION

Cabot is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files annual, quarterly and current reports, proxy statements and other information with the Commission. We make these documents publicly available, free of charge, on our website at www.cabotcorp.com as soon as reasonably practicable after filing such documents with the Commission.

Cabot files information electronically with the Commission, and the Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants (including the Company) that file electronically with the Commission. The address of the Commission’s website is http://www.sec.gov.

Cabot has filed with the Commission an automatically effective Registration Statement on Form S-3 under the Securities Act, with respect to the Securities. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Registration Statement, including exhibits thereto, may be inspected and copied at the locations described above. Statements contained in this Prospectus as to the contents of any document referred to are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission’s rules allow Cabot to “incorporate by reference” the information it has filed with the Commission, which means that it can disclose important information by referring you to those documents. The following documents previously filed by Cabot with the Commission pursuant to the Exchange Act and any future filings made by Cabot pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of all Securities are incorporated by reference in this Prospectus (excluding those portions of any Form 8-K that are deemed furnished and not filed in accordance with Commission rules):

•	Cabot’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023;

•

the information in Cabot’s Definitive Proxy Statement on Schedule 14A filed on January 26, 2023, to the extent incorporated by reference in Cabot’s Annual Report on Form 10-K for the fiscal year ended September 30, 2022; and

•

the description of common stock contained in Cabot’s Registration Statement on Form 8-A filed on December 2, 1986, as amended, and any other amendments or reports filed for the purpose of updating such description.

Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in an applicable Prospectus Supplement) or in any subsequently filed document that is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus or any Prospectus Supplement, except as so modified or superseded.

ANY PERSON RECEIVING A COPY OF THIS PROSPECTUS MAY OBTAIN, WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST, A COPY OF ANY OF THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN. WRITTEN REQUESTS SHOULD BE MAILED TO JANE A. BELL, CORPORATE SECRETARY AND CHIEF COUNSEL-SECURITIES AND GOVERNANCE, CABOT CORPORATION, TWO SEAPORT LANE, SUITE 1400, BOSTON, MASSACHUSETTS 02210. TELEPHONE REQUESTS MAY BE DIRECTED TO MS. BELL AT (617) 345-0100.

Copies of these filings are also available, without charge, at the Investor section of Cabot’s website at www.cabotcorp.com. The contents on, or accessible through, Cabot’s website have not been, and shall not be deemed to be, incorporated by reference into this Prospectus.

FORWARD-LOOKING STATEMENTS

This Prospectus, including any related Prospectus Supplement and the documents incorporated herein and therein by reference, may contain “forward-looking statements” under the federal securities laws. These forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, the effects of competition and the effects of future legislation or regulations. Generally, the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “should” or the negative of these terms or similar expressions that do not relate to historical facts are intended to identify forward-looking statements.

Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, potentially inaccurate assumptions, and other factors, some of which are beyond our control or difficult to predict. If known or unknown risks materialize, our actual results could differ materially from past results and from those expressed in the forward-looking statements. Investors are therefore cautioned not to place undue reliance on forward-looking statements.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Investors are advised, however, to consult any further disclosures Cabot makes on related subjects in future 10-K, 10-Q and 8-K reports filed with the Commission.

THE COMPANY

Cabot is a global specialty chemicals and performance materials company headquartered in Boston, Massachusetts. Our principal products are reinforcing and specialty carbons, specialty compounds, conductive additives, carbon nanotubes, fumed metal oxides, inkjet colorants and aerogel. Cabot and its affiliates have manufacturing facilities and operations in the United States and over 20 other countries. Cabot’s business was founded in 1882 and incorporated in the State of Delaware in 1960.

In early fiscal 2022, we introduced our “Creating for Tomorrow” growth strategy. This strategy is focused on investing for advantaged growth, developing innovative products and processes that enable a better future, and driving continuous improvement in all we do. Our products are generally based on technical expertise and innovation in one or more of our four core competencies: making and handling very fine particles; modifying the surfaces of very fine particles to alter their functionality; designing particles to impart specific properties to a formulation; and combining particles with other ingredients to deliver a formulated performance intermediate or composite. We focus on creating particles, and formulations of those particles, with the composition, morphology, and surface functionalities to deliver the requisite performance to support our customers’ existing and emerging applications.

Our business is currently organized into two reportable segments: Reinforcement Materials and Performance Chemicals.

USE OF PROCEEDS

Unless otherwise described in the applicable Prospectus Supplement, the Company intends to use the net proceeds from the sale of any Securities for general corporate purposes, which may include the repayment of outstanding debt, or for such other purposes as may be specified in the applicable Prospectus Supplement. Pending such uses, the proceeds may be invested temporarily in short-term securities or applied to repay short-term debt.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock we may offer from time to time is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Restated Certificate of Incorporation (our “Certificate of Incorporation”) and our By-laws (our “By-laws”), each of which have been filed with the Commission as exhibits to our Annual Report on Form 10-K for the year ended September 30, 2023. Please refer to “Where You Can Find More Information” above for directions on obtaining these documents.

Authorized Capital Shares

The capital stock authorized by our Certificate of Incorporation consists of 200,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock. The outstanding shares of our Common Stock are fully paid and nonassessable. As of September 30, 2023, there were 55,243,804 shares of our Common Stock and no shares of Preferred Stock outstanding.

Preferred Stock

The Board of Directors may provide for the issuance of such Preferred Stock in one or more series, each series to have such voting powers, full or limited, or no voting powers, such designations, preferences and relative participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, and to be subject to such terms of redemption, if any, as shall be specified by the Board of Directors and stated and expressed in the vote or votes of the Board of Directors providing for the issue of such Preferred Stock.

If we offer a specific class or series of Preferred Stock under this prospectus, we will describe the terms of the Preferred Stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the Preferred Stock with the Commission. To the extent appropriate, this description will include:

•	the title and stated value;

•	the number of shares offered, the liquidation preference per share and the purchase price;

•	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption, if applicable;

•	any listing of the Preferred Stock on any securities exchange or market;

•	whether the Preferred Stock will be convertible into our Common Stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

•	voting rights, if any, of the Preferred Stock;

•	a discussion of any material U.S. federal income tax considerations applicable to the Preferred Stock;

•	the relative ranking and preferences of the Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

•

any material limitations on issuance of any class or series of Preferred Stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company.

Common Stock

Voting Rights. Holders of Common Stock are entitled to one vote per share on all matters voted on by the stockholders, including the election of directors. Our Common Stock does not have cumulative voting rights.

Dividend Rights. Subject to the rights of holders of outstanding shares of Preferred Stock, if any, the holders of Common Stock are entitled to receive dividends, if any, as may be declared from time to time by the Board of Directors in its discretion out of funds legally available for the payment of dividends.

Liquidation Rights. Subject to the rights of holders of outstanding shares of Preferred Stock, if any, holders of Common Stock will share ratably in all assets legally available for distribution to our stockholders in the event of dissolution.

Other Rights and Preferences. Our Common Stock has no sinking fund or redemption provisions or preemptive, conversion or exchange rights.

Certain Provisions

Our Certificate of Incorporation and By-laws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors and which may have the effect of delaying, deferring or preventing a future takeover or change in control of us unless such takeover or change in control is approved by the Board of Directors.

These provisions include:

Classified Board. Our Certificate of Incorporation and By-laws provide that the Board of Directors is divided into three classes of directors, with the classes as nearly equal in number as possible. As a result, approximately one-third of our directors will be elected each year. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of the Board of Directors. Our By-laws also provide that the number of directors which shall constitute the whole Board of Directors shall be no be less than three nor more than 17 in number and, within such limits, the number of directors will be fixed exclusively pursuant to a resolution adopted by the Board of Directors. The Board of Directors currently consists of 12 members.

Vote Required for Certain Business Combinations. Our Certificate of Incorporation generally requires the affirmative vote of the holders of at least 66 2/3 percent of the voting power of our stock to approve certain business combinations, including mergers and asset or securities sales of greater than $20,000,000 in aggregate fair market value, involving an interested stockholder. The definition of interested stockholder includes any beneficial owner of more than 10 percent of the voting power of our stock and any of our affiliates that was a 10 percent beneficial owner in the last two years. This 66 2/3 vote is not required, however, if the business combination was approved by a majority of continuing directors (as defined in our Certificate of Incorporation) or certain price and procedural safeguards are satisfied.

Action by Written Consent; Special Meetings of Stockholders. Our Certificate of Incorporation and By-laws provide that stockholder action may be taken only at an annual or special meeting of stockholders and may not be taken by written consent in lieu of a meeting. Our By-laws also provide that special meetings of the stockholders can only be called pursuant to a resolution duly adopted by the Board of Directors.

Removal of Directors. Our By-laws provide that our directors may be removed from office with cause by the vote of the holders of a majority of our shares issued and outstanding and entitled to vote in the election of directors.

Advance Notice Procedures. Our By-laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the Board of Directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board of Directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. To be timely, (i) with respect to an annual meeting of the stockholders, a stockholder’s notice must generally be received at our principal executive offices not less than 90 days nor more than 120 days prior to the anniversary date of our immediately preceding annual meeting of stockholders, and (ii) with respect to a special meeting of the stockholders, a stockholder’s notice must be received at our principal executive offices by the close of business on the 10th day following the day on which public disclosure of the date of such meeting was made. In addition, for business to be properly brought before a meeting by a stockholder, the stockholder must appear at the meeting to present such business. Although our By-laws do not give the Board of Directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, our By-laws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

Super Majority Approval Requirements. The Delaware General Corporation Law (“DGCL”) generally provides that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or by-laws, unless either a corporation’s certificate of incorporation or by-laws requires a greater percentage. Our Certificate of Incorporation and By-laws provide that the affirmative vote of holders of at least 75 percent of the total votes eligible to be cast in the election of directors is required to amend, alter, change or repeal specified provisions in our Certificate of Incorporation and all provisions in our By-laws. This requirement of a supermajority vote to approve amendments to our Certificate of Incorporation and By-laws could enable a minority of our stockholders to exercise veto power over any such amendments.

Authorized but Unissued Shares. Our authorized but unissued shares of Common Stock and Preferred Stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of a majority of our Common Stock by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum. Our By-laws provides that unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors or officers or other employees to us or our stockholders, (iii) any action asserting a claim against us or any of our directors or officers or other employees arising pursuant to any provision of the DGCL or our Certificate of Incorporation or By-laws (as either may be amended from time to time), or (iv) any action asserting a claim against us or any of our directors or officers or other employees governed by the internal affairs doctrine shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware), in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 150 Royall Street, Canton, Massachusetts 02021.

Listing

The Common Stock is traded on The New York Stock Exchange under the trading symbol “CBT.”

DESCRIPTION OF DEBT SECURITIES

The Debt Securities we may offer from time to time would be issued under an Indenture, dated June 22, 2022 (the “Indenture”) (as amended or supplemented from time to time, the “Indenture”) entered into between Cabot and U.S. Bank Trust Company, National Association as trustee (the “Trustee”), attached as an exhibit to the Registration Statement which contains this Prospectus. The Indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended. The following summary of certain provisions of the Debt Securities and the Indenture does not purport to be complete and is qualified in its entirety by reference to the actual provisions of the Debt Securities and the Indenture. Capitalized terms used but not defined herein have the meanings given to them in the Indenture. The following sets forth certain general terms and provision of the Debt Securities to which any Prospectus Supplement may relate. We may offer the Debt Securities in one or more series, as either senior or subordinated debt. The particular terms of the Debt Securities offered by any Prospectus Supplement, which we refer to as the “Offered Securities,” and the extent, if any, to which such general provisions may apply to the Debt Securities so offered, will be described in the Prospectus Supplement relating to such Offered Securities.

General

Reference is made to the Prospectus Supplement for the following terms of the Offered Securities: (1) the aggregate principal amount of the Offered Securities; (2) the percentage of their principal amount at which the Offered Securities will be issued, if issued at a discount from their principal amount; (3) the date on which the Offered Securities will mature; (4) the rate or rates (which may be fixed or variable) per annum at which the Offered Securities will bear interest, if any, or the method by which such interest rates will be determined; (5) the times at which such interest, if any, will be payable; (6) the date, if any, after which the Offered Securities may be redeemed at the option of Cabot or the Holder (as defined in the Indenture) and the redemption price; (7) the terms of any redemption, whether mandatory or optional; (8) the denominations in which the Offered Securities are authorized to be issued; (9) if other than U.S. dollars, the currency (including composite currencies) in which payment of principal of (and premium if any) and interest (if any) on such Offered Securities shall be payable; (10) the terms and conditions, if any, upon which the Offered Securities may be subordinated in right of payment to other indebtedness of the Company; and (11) any other terms of the Offered Securities not inconsistent with the provisions of the Indenture.

Except as otherwise provided in the Prospectus Supplement, the Offered Securities will be issued in fully registered form only, in denominations set forth in the Prospectus Supplement, and may be transferred or exchanged upon payment of a fee, if applicable, to cover any tax or other governmental charge in connection therewith (Section 2.07 of the Indenture). Except as otherwise provided in the Prospectus Supplement principal, premium (if any) and interest (if any) will be payable, and the Offered Securities may be exchanged or transferred, at the principal office of the Trustee in New York, New York, or at a paying agency maintained by Cabot, except that, at Cabot’s option, interest may be paid by its check mailed to the registered Holders of the Offered Securities (Sections 2.04 and 4.02 of the Indenture).

The Indenture provides that, in addition to any Debt Securities offered hereby, additional debt securities may be issued thereunder, without limitation as to the aggregate principal amount. The Indenture does not limit the incurrence by the Company or subsidiaries of other unsecured debt and does not limit the incurrence of secured debt by subsidiaries of Cabot which are not Restricted Subsidiaries (as defined below).

Permanent Global Securities

If any Debt Securities of a series are issuable in permanent global form, the Prospectus Supplement relating thereto will describe the circumstances, if any, under which beneficial owners of interests in any such permanent global Debt Security may exchange such interests for Debt Securities of such series and like tenor of any authorized form and denomination. A person having a beneficial interest in a permanent global Debt Security will, except with respect to payment of premium (if any) and interest (if any) on such permanent global Debt Security, be treated as a holder of such principal amount of outstanding Debt Securities represented by such permanent global Debt Security as shall be specified in a written statement of the Holder of such permanent global Debt Security. Principal of and premium (if any) and interest (if any) on a permanent global Debt Security will be payable in the manner described in the Prospectus Supplement relating thereto.

Certain Defined Terms

The following terms are defined in more detail in Section 4.01 of the Indenture:

“Consolidated Net Tangible Assets” means total assets of Cabot and its Restricted Subsidiaries less (1) total current liabilities (excluding long-term debt due within 12 months), (2) certain intangibles and (3) equity in and net advances to subsidiaries that are not Restricted Subsidiaries.

“Debt” means any debt for money borrowed and any guarantees of such debt but excludes non-recourse debt for money borrowed incurred (1) to develop or exploit oil, gas, or other mineral property or (2) to develop electrical generating facilities.

“Exempted Debt” means the total of the following incurred after the effective date of the Indenture: (1) the outstanding principal amount of Debt of Cabot and its Restricted Subsidiaries secured by any Lien other than a Lien permitted under clauses (1) through (9) below under the subcaption “Limitations on Liens,” and (2) the aggregate present value of rent due under leases of Cabot and its Restricted Subsidiaries for the remaining term of such leases, other than rent arising from a permitted Sale-Leaseback Transaction described in clauses (1) through (4) below under the subcaption “Limitation on Sale and Leaseback.”

“Lien” means any mortgage, pledge, security interest, or lien.

“Principal Property” means (1) real property, plants or buildings located in the United States and owned or leased by Cabot or a Restricted Subsidiary with a gross book value, excluding depreciation, in excess of 2% of Consolidated Net Tangible Assets or (2) any other property designated as such, subject to certain exceptions set forth in the Indenture.

“Restricted Property” means any Principal Property and Debt or stock of a Restricted Subsidiary.

“Restricted Subsidiary” means a Subsidiary the assets of which are primarily located in, or the business of which is primarily carried on in, the United States, that is not engaged in certain businesses of finance, real estate or insurance, and any Subsidiary that may be designated in the future as a Restricted Subsidiary by Cabot’s Board of Directors.

“Sale-Leaseback Transaction” means an arrangement pursuant to which Cabot or a Restricted Subsidiary transfers Principal Property to a third person and leases it back from such person.

Certain Covenants

Unless otherwise provided in the Prospectus Supplement, the following covenants of Cabot described under this caption are applicable to Debt Securities of all series issued under the Indenture. The covenants in the Indenture apply to Cabot and its Restricted Subsidiaries.

Limitation on Liens. Cabot may not, and may not permit any Restricted Subsidiary to, incur a Lien on Restricted Property to secure a Debt without making effective provision to secure the Debt Securities equally and ratably with such Debt unless: (1) the Lien is on property, Debt or stock of a corporation at the time such corporation becomes a Restricted Subsidiary; (2) the Lien is on such property at the time Cabot or a Restricted Subsidiary acquires or leases such property; (3) the Lien secures Debt incurred to finance all or some of the purchase price or cost of construction or improvement of property of Cabot or a Restricted Subsidiary (including substantially unimproved real property of Cabot or a Restricted Subsidiary); (4) the Lien secures a Debt of a Restricted Subsidiary owing to Cabot or another wholly owned Restricted Subsidiary; (5) the Lien is on property of a corporation at the time such corporation merges into or consolidates with Cabot or a Restricted Subsidiary; (6) the Lien is on property of a person at the time the person transfers or leases all or substantially all of its assets to Cabot or a Restricted Subsidiary; (7) the Lien is in favor of a government or governmental entity and secures (i) payments pursuant to a contract or statute, or (ii) Debt incurred to finance all or some of the purchase price or cost of construction of the property subject to the Lien; (8) the Lien extends, renews, refunds or replaces (or successive extensions, renewals, refunds or replacements) in whole or in part a Lien referred to in clauses (1) through (7) above; or (9) the Lien is on oil, gas or other mineral property or on products or by-products produced or extracted from that property to secure non-recourse Debt or is on any electrical generating facility to secure non-recourse debt. Notwithstanding the above provisions, Cabot or any Restricted Subsidiary may, without equally and ratably securing the Debt Securities, grant a Lien securing Debt which would otherwise be prohibited by the limitations described above if, at the time of granting such Lien and after giving effect to any Debt secured by such Lien, Exempted Debt does not exceed 15% of Consolidated Net Tangible Assets (Section 4.03 of the Indenture).

Limitation on Sale and Leaseback. Cabot may not and may not permit any Restricted Subsidiary to, enter into a Sale-Leaseback Transaction unless: (1) the lease has a term including renewal rights of three years or less; (2) the lease is between Cabot and a Restricted Subsidiary or between Restricted Subsidiaries; (3) Cabot or the Restricted Subsidiary, pursuant to clause (3) or (7) contained under the subcaption “Limitation on Liens” above, could create a Lien on the Property to secure Debt; or (4) Cabot or a Restricted Subsidiary receiving the proceeds from such Sale-Leaseback Transaction, within 180 days after it is consummated, applies, or commits to apply, the proceeds or, if greater, the fair market value of the property as determined by Cabot’s Board of Directors, to (a) the acquisition of Restricted Property, including the acquisition, construction, development or improvement of Principal Property, or (b) if permitted by the terms thereof, the redemption of securities of any series under the redemption provisions of the Indenture and such securities or the retirement or redemption of other Long-Term Debt of Cabot or a Restricted Subsidiary. However, no credit may be received for (i) the retirement of other Long-Term Debt at maturity or the redemption of securities or other Long-Term Debt pursuant to any mandatory redemption provision, or (ii) the retirement or redemption of any Long-Term Debt that is subordinated or junior to the securities or owed by Cabot to a Restricted Subsidiary. Notwithstanding the above prohibitions, Cabot or any Restricted Subsidiary may enter into a Sale-Leaseback Transaction if, at the time of entering into the transaction and after giving effect to it, Exempted Debt does not exceed 15% of Consolidated Net Tangible Assets (Section 4.04 of the Indenture).

Consolidation, Merger or Sale of Assets

Cabot may not consolidate with or merge into, or transfer all or substantially all of its assets to, another entity unless (i) the successor entity assumes all of the obligations of Cabot under the Indenture and Debt Securities, (ii) immediately after giving effect to the transaction, no Default would occur and be continuing (the term Default includes Events of Default specified below with grace periods), and (iii) the surviving entity is organized under the laws of the United States, any State, the District of Columbia, Canada, any province of Canada or any state which was a member of the European Union on December 31, 2003 (other than Greece). Thereafter all such obligations of Cabot terminate (Section 5.01 of the Indenture).

If upon any such consolidation, merger or transfer, any Principal Property would become subject to an attaching Lien that secures Debt, then prior to such event Cabot must secure the Debt Securities by a direct Lien on such Principal Property. The direct Lien may equally and ratably secure the Debt Securities and any other obligation of Cabot or a Subsidiary entitled to such security. However, Cabot need not so secure the Debt Securities if (1) the attaching Lien is permitted under any of clauses (1) through (9) described under the subcaption “Limitation on Liens,” or (2) Cabot or a Restricted Subsidiary could incur Debt secured by a Lien otherwise subject to the limitations described under the subcaption “Limitation on Liens,” because after giving effect to such Debt, Exempted Debt would not exceed 15% of Consolidated Net Tangible Assets (Section 5.02 of the Indenture).

Events of Default and Notice Thereof

The following are defined in the Indenture as “Events of Default” with respect to any series of Debt Securities then outstanding: failure to pay interest when due on such series, continued for thirty days; failure to pay principal (other than a sinking fund payment) or any premium when due on such series; failure to make any sinking fund payment when due on such series, continued for 30 days; failure to comply with any of Cabot’s other agreements in the Indenture or Debt Securities for 90 days after notice by the Trustee or Holders of at least 25% in principal amount of Debt Securities of such series then outstanding; default by Cabot or a Restricted Subsidiary under an agreement for money borrowed (including the Indenture) in excess of $250,000,000 resulting in the acceleration of the due date of such debt, if not cured; and certain events of bankruptcy or insolvency of Cabot (Section 6.01 of the Indenture). If an Event of Default occurs and is continuing with respect to any series of Debt Securities, the Trustee or the Holders owning at least 25% in principal amount of the Debt Securities of such series then outstanding may declare the principal of and accrued interest on the Debt Securities of the respective series (or, if any of the Debt Securities of that series are original issue discount Debt Securities, such portion of the principal amount of such Debt Securities as may be specified in the terms thereof) to be due and payable immediately, but the Holders of a majority in principal amount of such series of Debt Securities then outstanding may, subject to certain conditions, rescind such declaration if the default is cured (Section 6.02 of the Indenture).

The Indenture provides that, with respect to each series, the Trustee shall, within 90 days after the occurrence of a Default known to it, give Holders of the Debt Securities notice of Default; however, the Trustee may withhold from Holders of the Debt Securities notice of any continuing Default (except a Default in the payment of principal, interest or premium, if any) if it determines that withholding notice is in their interest (Section 7.05 of the Indenture).

Holders of the Debt Securities of any series may not enforce the Indenture or the Debt Securities of such series except as provided in the Indenture. The Trustee may require indemnity satisfactory to it from the Holders requesting the Trustee to enforce the Indenture or Debt Securities before doing so (Section 6.06 of the Indenture). With respect to any series, Holders owning a majority in principal amount of the Debt Securities of that series then outstanding may waive existing past Events of Default with respect to such series except a default in the payment of principal, premium, if any, or interest on any of the Debt Securities of such series (Section 6.04 of the Indenture). Holders of a majority in principal amount of the Debt Securities of a series then outstanding shall have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to that series (Section 6.05 of the Indenture).

The Indenture provides that Cabot must file annually with the Trustee a statement regarding compliance with the terms of the Indenture with respect to each series outstanding and specifying any default of which the signers may have knowledge (Section 4.06 of the Indenture).

Modification of the Indenture

The Indenture provides that Cabot and the Trustee may amend or supplement the Indenture for various purposes not inconsistent with the terms of the Indenture, but none of such changes may adversely affect the rights of any Holder. The Indenture further provides that Cabot and the Trustee may, with the consent of Holders of at least a majority in principal amount of the Debt Securities of a series then outstanding, amend the Indenture with respect to that series, except that no amendment may, without the consent of each Holder affected, (i) reduce the aforesaid percentage below a majority, (ii) modify the terms of payment of principal of, premium, if any, or interest on any Debt Security, (iii) waive a default in the payment of the principal of, premium, if any, or interest on any Debt Security (Article 9 of the Indenture), (iv) change the provisions applicable to the redemption of any Debt Security or (v) make any Debt Security payable in money other than that stated in the Debt Security.

Defeasance

The Indenture provides that Cabot, at its option, may terminate all of its obligations under the Debt Securities of any or all series and under the Indenture with respect to such series (except for certain obligations regarding the transfer and exchange of such Debt Securities, the obligation to pay amounts due under such Debt Securities and certain obligations relating to the Trustee) if (i) Cabot irrevocably deposits in trust with the Trustee money or direct obligations of the United States of America sufficient to pay all principal of (including any mandatory sinking funds payments) and interest and premium, if any, on such Debt Securities to maturity or redemption, or (ii) all Debt Securities of such series previously authenticated and delivered (other than destroyed, lost or stolen Securities of such series which have been replaced or paid) have been delivered to the Trustee for cancellation .

Trustee

The Trustee may resign or be removed with respect to one or more series of Debt Securities and a successor Trustee may be appointed to act with respect to such one or more series (Section 7.08 of the Indenture).

Concerning the Trustee

U.S. Bank Trust Company, National Association is the trustee under the Indenture. We may, from time to time, borrow from or maintain deposit accounts and conduct other banking transactions with U.S. Bank Trust Company, National Association or its affiliates in the ordinary course of business.

Governing Law

The Indenture and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF WARRANTS

The following is a general description of the terms of the Warrants we may offer from time to time. Particular terms of the Warrants will be described in the applicable warrant agreements and the applicable Prospectus Supplement for the Warrants. We urge you to read the applicable Prospectus Supplement related to the Warrants that we may sell under this prospectus, as well as the complete warrant agreements that will contain the terms of any Warrants.

We may issue Warrants to purchase shares of Common Stock, Preferred Stock or Debt Securities in one or more series together with other Securities or separately, as described in each applicable Prospectus Supplement. Below is a description of certain general terms and provisions of the Warrants that we may offer.

To the extent appropriate, the applicable Prospectus Supplement will contain, where applicable, the following terms of and other information relating to the Warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the Warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the Securities purchasable upon exercise of the Warrants;

•	if applicable, the exercise price for shares of our Common Stock and the number of shares of Common Stock to be received upon exercise of the Warrants;

•

if applicable, the exercise price for shares of our Preferred Stock, the number of shares of Preferred Stock to be received upon exercise, and a description of that class or series of our Preferred Stock;

•	if applicable, the exercise price for our Debt Securities, the amount of our Debt Securities to be received upon exercise, and a description of that series of Debt Securities;

•

the date on which the right to exercise the Warrants will begin and the date on which that right will expire or, if the Warrants may not be continuously exercised throughout that period, the specific date or dates on which the Warrants may be exercised;

•

whether the Warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a Warrant included in a Unit will correspond to the form of the Unit and of any security included in that Unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the Warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the Warrants or any Securities purchasable upon exercise of the Warrants on any securities exchange;

•	if applicable, the date from and after which the Warrants and the Common Stock, the Preferred Stock and/or the Debt Securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the Warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the Warrants, if any;

•	any redemption or call provisions;

•	whether the Warrants are to be sold separately or with other Securities as parts of Units; and

•	any additional terms of the Warrants, including terms, procedures and limitations relating to the exchange and exercise of the Warrants.

DESCRIPTION OF UNITS

The following is a general description of the terms of the Units we may offer from time to time. Particular terms of the Units will be described in the applicable unit agreements and the applicable Prospectus Supplement for the Units. We urge you to read the applicable Prospectus Supplement related to the Units that we may sell under this prospectus, as well as the complete unit agreements that will contain the terms of any Units.

We may issue Units consisting of any combination of the other types of securities offered under this Prospectus in one or more series. We may evidence each series of Units by unit certificates that we will issue under a separate agreement. We may issue Units directly or under a unit agreement to be entered into between us and a unit agent. We will name any unit agent in the applicable Prospectus Supplement. Any unit agent will act solely as our agent in connection with the Units of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Units.

Each Unit will be issued so that the holder of the Unit is also the holder of each security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included security. The unit agreement under which a Unit is issued may provide that the Securities included in the Unit may not be held or transferred separately, at any time, or at any time before a specified date. We may issue Units in such amounts and in such numerous distinct series as we determine.

To the extent appropriate, the applicable Prospectus Supplement will contain, where applicable, the following terms and other information relating to the Units:

•	the title of the series of Units;

•	identification and description of the separate constituent Securities comprising the Units;

•	the price or prices at which the Units will be issued;

•	the date, if any, on and after which the constituent Securities comprising the Units will be separately transferable;

•	a discussion of certain U.S. federal income tax considerations applicable to the Units; and

•	any other terms of the Units and their constituent Securities.

PLAN OF DISTRIBUTION

The Company may sell Securities to or through one or more underwriters or dealers for public offering and sale by or through them, directly to one or more individual, institutional or other purchasers, through agents or through any combination of these methods of sale. The distribution of Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale or at prices related to such prevailing market prices, or at negotiated prices (any of which may represent a discount from the prevailing market prices). In addition, the Company may sell any Securities covered by this Prospectus in private transactions or pursuant to other exemptions from registration under the Securities Act rather than pursuant to this Prospectus.

In connection with the sale of Securities, underwriters or agents may receive compensation from the Company or from purchasers of Securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell Securities to or through dealers and such dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers, and agents that participate in the distribution of Securities may be deemed to be underwriters, and any discounts or commissions they receive from the Company, and any profit on the resale of Securities they realize may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from the Company will be described, in the applicable Prospectus Supplement.

Unless otherwise specified in the related Prospectus Supplement, the Preferred Stock, Debt Securities, Warrants or Units will be a new issue with no established trading market. The Company may elect to list any such Preferred Stock, Debt Securities, Warrants and Units on an exchange, but is not obligated to do so. It is possible that one or more underwriters may make a market in such Preferred Stock, Debt Securities, Warrants and Units, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of, or the trading market for, the Preferred Stock, Debt Securities, Warrants and Units.

Under agreements into which the Company may enter, underwriters will be, and dealers and agents who participate in the distribution of Securities may be, entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act.

Underwriters, dealers and agents and their affiliates may engage in transactions with, or perform services for, the Company in the ordinary course of business.

In connection with the distribution of the Securities covered by this Prospectus or otherwise, the Company may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the Company’s Securities in the course of hedging the positions they assume with the Company. The Company may also sell Securities and deliver the Securities offered by this Prospectus to close out its short positions. The Company may also enter into option or other transactions with broker-dealers or other financial institutions, which require delivery to such broker-dealer or other financial institution of Securities offered by this Prospectus, which Securities such broker-dealer or other financial institution may resell pursuant to this Prospectus, as supplemented or amended to reflect such transaction.

At any time a particular offer of the Securities covered by this Prospectus is made, the Company will distribute a Prospectus Supplement that will set forth the aggregate amount of Securities covered by this Prospectus being offered and the terms of the offering. Such Prospectus Supplement will be filed with the Commission to reflect the disclosure of additional information with respect to the distribution of the Securities covered by this Prospectus. In order to comply with the securities laws of certain states, if applicable, the Securities sold under this Prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states, the

Securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

In connection with an underwritten offering, the Company would execute an underwriting agreement with an underwriter or underwriters. Unless otherwise indicated in the applicable Prospectus Supplement, such underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent, and that the underwriter or underwriters with respect to a sale of the covered Securities will be obligated to purchase all of the covered Securities, if any such Securities are purchased. The Company may grant to the underwriter or underwriters an option to purchase additional Securities at the public offering price, less any underwriting discount, as may be set forth in the applicable Prospectus Supplement. If the Company grants any such option, the terms of that option will be set forth in the applicable Prospectus Supplement.

LEGAL MATTERS

Unless the applicable Prospectus Supplement indicates otherwise, the validity of the Securities offered by this Prospectus and any Prospectus Supplement will be passed upon for the Company by Ropes & Gray LLP. If the Securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related Prospectus Supplement.

EXPERTS

The financial statements of Cabot Corporation incorporated by reference in this Prospectus, and the effectiveness of Cabot Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given upon their authority as experts in accounting and auditing.

PART II

Information Not Required in Prospectus

Item 14.	Other expenses of issuance and distribution.*

The following table sets forth all fees and expenses payable by the registrant in connection with the issuance and distribution of the Securities being registered hereby (other than underwriting discounts and commissions).

Estimated amounts
Commission registration fee under the Securities Act	$ (1)(2)
Legal fees and expenses	$ (2)
Rating agency fees	$ (2)
Accounting fees and expenses	$ (2)
Trustee fees and expenses	$ (2)
Printing and engraving expenses	$ (2)
Miscellaneous	$ (2)

Total	$ (2)

*	All fees and expenses are estimated. All of the above fees and expenses will be borne by the Company.
(1)	In accordance with Rules 456(b) and 457(r) under the Securities Act, Cabot is deferring payment of all of the registration fee.
(2)

Because an indeterminate amount of Securities is covered by this Registration Statement, the expenses in connection with the issuance and distribution of the Securities are not currently determinable. An estimate of the aggregate amount of these expenses will be reflected in the applicable Prospectus Supplement.

Item 15.	Indemnification of Directors and Officers.

Paragraph (i) of Article EIGHTH of the Restated Certificate of Incorporation of the Company provides that:

(1) No director of this corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to this corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of this liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this Article by the stockholders of this corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of this corporation for acts or omissions prior to such repeal or modification.

(2) No officer or employee of this corporation shall be liable to this corporation for any loss or damage suffered by it on account of any action taken or omitted to be taken by him in good faith as an officer or employee of this corporation, if such person exercised or used the same degree of care and skill as a prudent man would have exercised or used under the circumstances in the conduct of his own affairs.

(3) For purposes of determining compliance with this paragraph (i), any director, officer or employee of this corporation shall be deemed to have taken actions or omitted to take actions in good faith if the action taken or omitted to be taken by him or her was taken or omitted in reliance in good faith upon the advice of counsel for this corporation, or the books of account or other records of this corporation, or reports or information made or furnished to this corporation by any official, accountant, engineer, agent, or employee of this corporation, or by any independent public accountant or auditor, counsel, engineer, appraiser, investment banker or other expert retained or employed by this corporation, by the directors, by any committee of the board of directors of this corporation or by any authorized officer of this corporation.

Paragraph (j) of Article EIGHTH of the Restated Certificate of Incorporation of the Company provides that:

The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (and whether or not by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, or is or was serving as a fiduciary of any employee benefit plan, fund or program sponsored by the corporation or such other company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the extent and under the circumstances permitted by the General Corporation Law of the State of Delaware as amended from time to time. Such indemnification (unless ordered by a court) shall be made as authorized in a specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in the General Corporation Law of the State of Delaware. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders. The foregoing right of indemnification shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Additionally, Section 14.1 of the Company’s By-laws, as amended, provides that:

The corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding, claim or counterclaim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director, officer, employee or agent of this corporation or while a director, officer, employee or agent is or was serving at the request of this corporation as a director, officer, partner, trustee, fiduciary, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney’s fees and expenses), judgments, fines, penalties and amounts paid in settlement or incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding, claim or counterclaim; provided, however, that the foregoing shall not require this corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person, other than an action to enforce indemnification rights. Such indemnification shall not be exclusive of other indemnification rights arising under any agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any such person seeking indemnification under this Section 14.1 shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. The corporation shall have the power to provide indemnification and advance expenses to any other person, including stockholders purporting to act on behalf of the corporation, to the extent permitted by the law of the State of Delaware.

Pursuant to Section 145 of the General Corporation Law of the State of Delaware, the Company generally has the power to indemnify its present and future directors, officers, employees and agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of the Company, however, indemnification is generally limited to expenses (including attorneys’ fees) and is not available if such person is adjudged to be liable to the corporation unless the court determines that indemnification is appropriate. The statute expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

The Company has entered into indemnification agreements with our directors and certain of our officers, in addition to the indemnification provided for in our Restated Certificate of Incorporation and By-Laws, as amended. The Company also maintains directors and officers liability insurance which provides for payment on behalf of a director or officer of certain defined losses arising from claims against such directors or officers by reason of certain defined wrongful acts, subject to certain exclusions.

Item 16.	Exhibits.

The following is a list of exhibits filed as part of this registration statement.

Exhibit Number	Description

1.1*	Form of Underwriting Agreement

4.1

Indenture, dated June  22, 2022, between Cabot Corporation and U.S. Bank Trust Company, National Association (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 001-05667) filed with the Commission on June 22, 2022).

4.2*	Form of Certificate of Designation for Preferred Stock

4.3*	Form of Common Stock Warrant Agreement

4.4*	Form of Preferred Stock Warrant Agreement

4.5*	Form of Debt Securities Warrant Agreement

4.6*	Form of Unit Agreement

5.1	Opinion of Ropes & Gray LLP as to legality of the Securities being registered, filed herewith.

23.1	Consent of Deloitte & Touche LLP, filed herewith.

23.2	Consent of Ropes & Gray LLP (included in Exhibit 5.1).

24.1	Power of Attorney of Cabot Corporation (included on signature pages to this Registration Statement).

25.1	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939, as amended, of U.S. Bank Trust Company, National Association, filed herewith.

107	Calculation of Filing Fee Table, filed herewith.

*

To be filed subsequently, if necessary, on Form 8-K, by post-effective amendment or with the applicable Prospectus Supplement in connection with a specific offering and incorporated herein by reference.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” in the effective registration statement;

and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act, to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts, on this 15th day of December, 2023.

CABOT CORPORATION

By:	/s/ Sean D. Keohane
Name:	Sean D. Keohane
Title:	President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Cabot Corporation hereby severally constitute and appoint Karen Kalita and Jane A. Bell, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Cabot Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean D. Keohane Sean D. Keohane	President, Chief Executive Officer and Director (Principal executive officer)	December 15, 2023

/s/ Erica McLaughlin Erica McLaughlin	Executive Vice President and Chief Financial Officer (Principal financial officer)	December 15, 2023

/s/ Lisa M. Dumont Lisa M. Dumont	Vice President and Controller (Principal accounting officer)	December 15, 2023

/s/ Michael M. Morrow Michael M. Morrow	Director, Non-Executive Chair of the Board	December 15, 2023

/s/ Cynthia A. Arnold Cynthia A. Arnold	Director	December 15, 2023

/s/ Douglas C. Del Grosso Douglas C. Del Grosso	Director	December 15, 2023

/s/ Juan Enriquez Juan Enriquez	Director	December 15, 2023

/s/ William C. Kirby William C. Kirby	Director	December 15, 2023

/s/ Raffiq Nathoo Raffiq Nathoo	Director	December 15, 2023

/s/ Sue H. Rataj Sue H. Rataj	Director	December 15, 2023

/s/ Frank A. Wilson Frank A. Wilson	Director	December 15, 2023

/s/ Michelle E. Williams Michelle E. Williams	Director	December 15, 2023

Signature	Title	Date

/s/ Matthias L. Wolfgruber Matthias L. Wolfgruber	Director	December 15, 2023

/s/ Christine Y. Yan Christine Y. Yan	Director	December 15, 2023